Exhibit 1.01

TERMS AGREEMENT

October 25, 2005

Citigroup Funding Inc.

388 Greenwich Street, 38th Floor

New York, New York 10013

Attn: Treasury Capital Markets

Ladies and Gentlemen:

We understand that Citigroup Funding Inc., a Delaware corporation (the “Company”), proposes to issue and sell $54,750,000 aggregate principal amount of its Enhanced Income Strategy SM Principal-Protected Notes with Income and Appreciation Potential Linked to the 2005-7 Dynamic Portfolio IndexSM Due April 25, 2011 (the “Notes”). Payments due under the Notes will be fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the “Guarantor”). Subject to the terms and conditions set forth herein or incorporated by reference herein, Citigroup Global Markets Inc. (the “Underwriter”) offers to purchase 5,475,000 Notes in the principal amount of $54,750,000 at 96.75% of the aggregate principal amount. The Closing Date shall be October 28, 2005 at 9:00 a.m. at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

The Notes shall have the following terms:

Title:	Enhanced Income Strategy SM Principal-Protected Notes with Income and Appreciation Potential Linked to the 2005-7 Dynamic Portfolio IndexSM Due April 25, 2011

Maturity:	April 25, 2011

Maturity Payment:	Holders of the Notes will be entitled to receive at maturity the Maturity Payment (as defined in the Prospectus Supplement dated October 25, 2005 relating to the Notes)

Interest Rate	The interest payable on the Notes will vary and may be zero. The interest on the Notes for any quarter will depend on the allocation of the 2005-7 Dynamic Portfolio Index to the Buy-Write Index portfolio and on the notional income on the Buy-

Write Index (as described in “Description of the Notes—Interest” in the Prospectus Supplement dated October 25, 2005 relating to the Notes). If the amount of the 2005-7 Dynamic Portfolio Index allocated to the Buy-Write Index portfolio falls to zero at any time during the term of the Notes, no interest will be paid for the remaining term of the Notes.

Interest Payment Dates:	November 28, 2005, December 23, 2005, January 27, 2006, February 27, 2006, March 24, 2006, April 28, 2006, May 26, 2006, June 23, 2006, July 28, 2006, August 25, 2006, September 22, 2006, October 27, 2006, November 27, 2006, December 22, 2006, January 26, 2007, February 23, 2007, March 23, 2007, April 27, 2007, May 25, 2007, June 22, 2007, July 27, 2007, August 24, 2007, September 28, 2007, October 26, 2007, November 26, 2007, December 31, 2007, January 28, 2008, February 25, 2008, March 28, 2008, April 25, 2008, May 23, 2008, June 27, 2008, July 25, 2008, August 22, 2008, September 26, 2008, October 24, 2008, December 1, 2008, December 29, 2008, January 26, 2009, February 27, 2009, March 27, 2009, April 24, 2009, May 22, 2009, June 26, 2009, July 24, 2009, August 28, 2009, September 25, 2009, October 23, 2009, November 30, 2009, December 28, 2009, January 25, 2010, February 26, 2010, March 26, 2010, April 23, 2010, May 28, 2010, June 25, 2010, July 23, 2010, August 27, 2010, September 24, 2010, October 22, 2010, November 29, 2010, December 27, 2010, January 28, 2011, February 28, 2011, March 25, 2011 and April 25, 2011.

Regular Record Dates:	November 18, 2005, December 16, 2005, January 20, 2006, February 17, 2006, March 17, 2006, April 21, 2006, May 19, 2006, June 16, 2006, July 21, 2006, August 18, 2006, September 15, 2006, October 20, 2006, November 17, 2006, December 15, 2006, January 19, 2007, February 16, 2007, March 16, 2007, April 20, 2007, May 18, 2007, June 15, 2007, July 20, 2007, August 17, 2007, September 21, 2007, October 19, 2007, November

16, 2007, December 21, 2007, January 18, 2008, February 15, 2008, March 21, 2008, April 18, 2008, May 16, 2008, June 20, 2008, July 18, 2008, August 15, 2008, September 19, 2008, October 17, 2008, November 21, 2008, December 19, 2008, January 16, 2009, February 20, 2009, March 20, 2009, April 17, 2009, May 15, 2009, June 19, 2009, July 17, 2009, August 21, 2009, September 18, 2009, October 16, 2009, November 20, 2009, December 18, 2009, January 15, 2010, February 19, 2010, March 19, 2010, April 16, 2010, May 21, 2010, June 18, 2010, July 16, 2010, August 20, 2010, September 17, 2010, October 15, 2010, November 19, 2010, December 17, 2010, January 21, 2011, February 18, 2011, March 18, 2011 and April 15, 2011.

Initial Price To Public:	100% of the principal amount thereof, plus accrued interest from October 28, 2005 to date of payment and delivery

Trustee:	The Bank of New York

Indenture:	Indenture, dated as of June 1, 2005

All the provisions contained in the document entitled “Citigroup Funding Inc. - Debt Securities - Underwriting Agreement Basic Provisions” and dated May 3, 2005 (the “Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

The Underwriter hereby agrees in connection with the underwriting of the Notes to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

Michael S. Zuckert is General Counsel, Finance and Capital Markets of the Guarantor and legal counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriter. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and the Guarantor.

Please accept this offer no later than 9:00 p.m. on October 25, 2005, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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“We hereby accept your offer, set forth in the Terms Agreement, dated October 25, 2005, to purchase the Notes on the terms set forth therein.”

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Chang
Name: Richard Chang
Title: Director

ACCEPTED:

CITIGROUP FUNDING INC.

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title: Vice President and Assistant Treasurer

CITIGROUP INC.

By:	/s/ Eric Wentzel
Name: Eric Wentzel
Title: Assistant Treasurer

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